                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[_] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Under Rule 14a-12

                        D & K Healthcare Resources, Inc.
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                (Name of Registrant as Specified in Its Charter)


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     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     ---------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

     ---------------------------------------------------------------------------

     (5)  Total fee paid:

     ---------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     ---------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

     ---------------------------------------------------------------------------

     (3)  Filing Party:

     ---------------------------------------------------------------------------

     (4)  Date Filed:

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Notes:



Reg. (S) 240.14a-101.

SEC 1913 (3-99)

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[LOGO] D&K HEALTHCARE RESOURCES, INC.

                               February  , 2002

DEAR FELLOW STOCKHOLDERS:

    We cordially invite you to attend a Special Meeting of Stockholders of D & K Healthcare Resources, Inc. to be held at 8000 Maryland Avenue, Second Floor, St. Louis, Missouri 63105, at 10:00 A.M., local time, on Thursday, March 7, 2002.

    The Notice of Special Meeting of Stockholders, Proxy Statement and Proxy Card which accompany this letter outline matters on which action is expected to be taken at the Special Meeting. Even if you plan to be present at the meeting, you are requested to date, sign and return the enclosed Proxy Card in the envelope provided to ensure that your shares will be voted. The mailing of an executed Proxy Card will not affect your right to vote in person should you later decide to attend the Special Meeting.

                                          Sincerely,

                                          J. HORD ARMSTRONG, III
                                          Chairman of the Board, Chief
                                            Executive Officer and Treasurer


                        8000 Maryland Avenue, Suite 920
                              St. Louis, MO 63105
                              Tel: (314) 727-3485
                              Fax: (314) 727-5759

                       D & K HEALTHCARE RESOURCES, INC.
                        8000 Maryland Avenue, Suite 920
                           St. Louis, Missouri 63105

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD MARCH 7, 2002

Dear Stockholder:

    A Special Meeting of Stockholders of D & K Healthcare Resources, Inc. (the "Company") will be held at 8000 Maryland Avenue, Second Floor, St. Louis, Missouri 63105, on Thursday, March 7, 2002, at 10:00 A.M., local time, for the following purposes:

    1. To consider and act on a proposal to amend the Company's Certificate of Incorporation to increase the total number of shares of common stock the Company is authorized to issue from 10,000,000 shares to 25,000,000 shares; and

    2. To transact any and all other business that may properly come before the meeting or any adjournment thereof.

    Only stockholders of record of the Company at the close of business on February 5, 2002 are entitled to notice of, and to vote at, the meeting or any adjournment thereof.

                                          By order of the Board of Directors,

                                          LEONARD R. BENJAMIN
                                          Vice President, General Counsel and
                                            Secretary

February  , 2002

                       D & K HEALTHCARE RESOURCES, INC.
                        8000 Maryland Avenue, Suite 920
                           St. Louis, Missouri 63105

                                PROXY STATEMENT
                                      FOR
                        SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD MARCH 7, 2002

                               -----------------

                              GENERAL INFORMATION

    This Proxy Statement is furnished to the stockholders of D & K HEALTHCARE RESOURCES, INC. (the "Company") in connection with the solicitation of proxies for use at the Special Meeting of Stockholders to be held at 8000 Maryland Avenue, St. Louis, Missouri 63105, at 10:00 A.M., local time, on Thursday, March 7, 2002, and at all adjournments thereof (the "Special Meeting"), for the purposes set forth in the preceding Notice of Special Meeting of Stockholders. The mailing address of the Company is 8000 Maryland Avenue, Suite 920, St. Louis, Missouri 63105, and its telephone number is (314) 727-3485.

    This Proxy Statement, the Notice of Special Meeting and the accompanying Proxy Card were first mailed to the stockholders of the Company on or about
February   , 2002.

    The proxy reflected on the accompanying Proxy Card is being solicited by the Board of Directors of the Company. A proxy may be revoked at any time before it is voted by filing a written notice of revocation or a later-dated Proxy Card with the Secretary of the Company at the principal offices of the Company or by attending the Special Meeting and voting the shares in person. Attendance at the Special Meeting will not of itself revoke a proxy. Proxy Cards that are properly executed, timely received and not revoked will be voted in the manner indicated thereon at the Special Meeting and any adjournment thereof.

    The Company will bear the entire expense of soliciting proxies. Proxies will be solicited by mail initially. The directors, executive officers and employees of the Company may also solicit proxies personally or by telephone or other means but such persons will not be specially compensated for such services. In addition, the Company has retained D.F. King & Co. to assist in
the solicitation of proxies on its behalf for a fee of $   plus reasonable
out-of-pocket expenses.

    Only stockholders of record at the close of business on February 5, 2002 are entitled to notice of, and to vote at, the Special Meeting. On such date,
there were    shares of the Company's Common Stock, $.01 par value ("Common
Stock"), issued and outstanding.

    Each outstanding share of Common Stock is entitled to one vote on each matter to be acted upon at the Special Meeting. A quorum is required for votes taken at the Special Meeting to be deemed valid. A quorum shall be attained if holders of a majority of the shares of Common Stock issued and outstanding on the record date are present at the Special Meeting in person or by proxy. The affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote shall be required for approval of the amendment to the Certificate of Incorporation. The affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy shall be required for approval of any other matter which is submitted to a vote of stockholders at the Special Meeting.

    Shares subject to abstentions will be treated as shares that are present at the Special Meeting for purposes of determining the presence of a quorum, and as voted for purposes of determining the base number of shares voting on a particular proposal. Abstentions will have the same effect as a vote against the approval of the amendment to the Certificate of Incorporation and a vote against other matters submitted to the stockholders for a vote. If a broker or other nominee holder indicates on the Proxy Card that it does not have discretionary authority to vote the shares it holds of record on a proposal, those shares will be treated as voting against the proposal to amend the Certificate of Incorporation and as not having voted for purposes of determining the approval of the stockholders on any other proposal.

                                PROPOSAL NO. 1
          AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION TO
                   INCREASE THE NUMBER OF AUTHORIZED SHARES

    The Company's Certificate of Incorporation currently authorizes the issuance of ten million (10,000,000) shares of Common Stock, and one million (1,000,000) shares of preferred stock, with no par value. In January 2002, the Board of Directors adopted a resolution proposing that the Certificate of Incorporation be amended to increase the authorized number of shares of Common Stock to twenty-five million (25,000,000), subject to stockholder approval of the amendment.

    YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES.

Vote Required

    Approval of the proposal requires the affirmative vote of the majority of shares of Common Stock entitled to vote at the meeting.

Proposed Amendment

    As of January 18, 2002, the Company had approximately 7,153,877 shares of Common Stock outstanding and approximately 1,083,582 shares reserved for future issuance under the Company's employee stock plans, of which approximately 583,582 shares are covered by outstanding options and approximately 500,000 shares are available for future option grants. Based upon the foregoing number of outstanding and reserved shares of Common Stock, the Company currently has approximately 1,762,541 shares remaining available for other purposes.

    The following is the text of the first paragraph of Article Fourth of the Certificate of Incorporation of the Company as proposed to be amended:

        "A. Classes of Stock. This corporation is authorized to issue two classes of stock designated respectively Common Stock ("Common") and Preferred Stock ("Preferred"). The total number of shares of Common that this corporation shall have authority to issue is twenty-five million (25,000,000) with a par value of $.01 per share, and the total number of shares of Preferred that this corporation shall have authority to issue is one million (1,000,000) with no par value."

Purpose and Effect of The Proposed Amendment

    The Board of Directors believes that the availability of additional authorized but unissued shares will provide the Company with the flexibility to issue Common Stock for a variety of corporate purposes, such as to effect future stock splits in the form of stock dividends, to make acquisitions through the use of Common Stock, to raise equity capital, to adopt additional employee benefit plans or to reserve additional shares for issuance under such plans and under plans of acquired companies. Because of the limited number of authorized shares of Common Stock which are not issued or are reserved for future issuance, the Board of Directors currently is substantially limited in its ability to declare stock dividends or to authorize the issuance of additional shares for other purposes.

    The Board of Directors believes that the proposed increase in authorized Common Stock would facilitate the Company's ability to accomplish stock splits in the form of a stock dividend and other business and financial objectives in the future without the necessity of delaying such activities for further stockholder approval, except as may be required in particular cases by the Company's charter documents, applicable law or the rules of any stock exchange or national securities association trading system on which the Company's securities may then be listed. The Company's Common Stock is currently listed on The Nasdaq Stock Market, which requires stockholder approval for certain stock issuances.

    The Board of Directors has discussed the possibility of declaring a stock split in the form of a stock dividend if the proposed amendment is approved; however, there is no assurance that the Board of Directors will declare a stock dividend, or if declared, the number of shares that would be issued in the stock dividend. Any action by the Board of Directors to declare a stock dividend will depend upon market, financial and other conditions at the time the Board of Directors considers taking such action, if any.

    No additional action or authorization by the Company's stockholders would be necessary prior to the issuance of the additional authorized shares, unless required by applicable law or the rules of any stock exchange or national securities association trading system on which the Common Stock is then listed or quoted.

    Under the Company's Certificate of Incorporation, the Company's stockholders do not have preemptive rights with respect to Common Stock. Thus, should the Board of Directors elect to issue additional shares of Common Stock, existing stockholders would not have any preferential rights to purchase such shares. If the Board of Directors elects to issue additional shares of Common Stock, such issuance could have a dilutive effect on the earnings per share, book value per share, voting power and shareholdings of current stockholders.

    The proposal could have an anti-takeover effect by rendering it more difficult or by discouraging a merger, tender offer, proxy contest or the assumption of control by a holder of a large block of Common Stock and the removal of incumbent management, although that is not its intention. For example, if the Company were the subject of a hostile takeover attempt, it could try to impede the takeover by issuing shares of Common Stock, thereby diluting the voting power of the other outstanding shares and increasing the potential cost of the takeover. The availability of this defensive strategy to the Company could discourage unsolicited takeover attempts, thereby limiting the opportunity for the Company's stockholders to realize a higher price for their shares than is generally available in the public markets. The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti-takeover device.

    In addition to the Company's Common Stock, the Company's Certificate of Incorporation currently empowers the Board of Directors to authorize the issuance of one or more series of preferred stock without stockholder approval. Currently, no shares of preferred stock of the Company are issued or outstanding, although 300,000 shares of preferred stock are reserved for issuance under the Company's Shareholder Rights Plan. No change to the Company's preferred stock authorization is requested by the amendment.

    If the proposed amendment is adopted, it will become effective upon filing of a Certificate of Amendment to the Company's Certificate of Incorporation with the Secretary of State of the State of Delaware. However, if the Company's stockholders approve the proposed amendment to the Company's Certificate of Incorporation, the Board retains discretion under Delaware law not to implement the proposed amendment. If the Board exercised such discretion, the number of authorized shares would remain at current levels.

                            PRINCIPAL STOCKHOLDERS

    The following table sets forth information regarding the beneficial ownership of the Company's Common Stock as of January 18, 2002 for each person, entity or group of affiliated persons or entities known by the Company to own beneficially more than 5% of the Company's outstanding Common Stock, each of the Company's named executive officers and directors, and all of the Company's executive officers and directors as a group. The address of each of the persons listed is in care of
D & K Healthcare Resources, Inc., 8000 Maryland Avenue, Suite 920, St. Louis, Missouri 63105.

                                                             Number of Shares
                                                               Beneficially
Name                                                           Owned(1)(2)    Percent(3)
----                                                         ---------------- ----------
J. Hord Armstrong, III(4)...................................     389,530          5.2%
Richard F. Ford(5)..........................................      11,333            *
Harvey C. Jewett(5).........................................     203,333          2.7%
Robert E. Korenblat(5)......................................       4,333            *
Bryan H. Lawrence(6)........................................      34,984            *
Thomas F. Patton(7).........................................       1,945            *
Louis B. Susman(5)..........................................       6,333            *
Martin D. Wilson(8).........................................     112,332          1.5%
Leonard R. Benjamin(9)......................................      22,500            *
Thomas S. Hilton(10)........................................      50,500            *
Brian G. Landry(11).........................................      46,000            *
All directors and executive officers as a group (11 persons)     883,123         11.8%

--------
    *Less than 1%.
(1) Represents sole voting and investment power unless otherwise noted.
(2) For purposes of this table, each director or executive officer is deemed to beneficially own shares of Common Stock issuable pursuant to options, warrants or other convertible securities that are exercisable by such director or executive officer currently or within 60 days.
(3) The percentage calculations are based upon 7,153,877 shares of the Company's Common Stock that were issued and outstanding as of January 18, 2002 and, for each director or executive officer or the group, the number of shares subject to options exercisable by such director or executive officer or the group within 60 days.
(4) Includes 123,333 shares issuable pursuant to stock options that are exercisable currently or within 60 days; does not include 10,000 shares that are owned by Mr. Armstrong's wife, as to which Mr. Armstrong disclaims beneficial ownership.
(5) Includes 3,333 shares issuable pursuant to stock options that are exercisable currently or within 60 days.
(6) Includes 6,666 shares issuable pursuant to stock options that are exercisable currently or within 60 days. Does not include 4,000 shares owned by Mr. Lawrence's wife, as to which Mr. Lawrence disclaims beneficial ownership.
(7) Does not include 500 shares owned by Dr. Patton's wife, as to which Dr. Patton disclaims beneficial ownership.
(8) Includes 109,332 shares issuable pursuant to stock options that are exercisable currently or within 60 days.
(9) Includes 22,500 shares issuable pursuant to stock options that are exercisable currently or within 60 days.
(10)Includes 45,500 shares issuable pursuant to stock options that are exercisable currently or within 60 days.
(11)Includes 44,000 shares issuable pursuant to stock options that are exercisable currently or within 60 days.

                           PROPOSALS OF STOCKHOLDERS

    Under applicable regulations of the SEC, all proposals of stockholders to be considered for inclusion in the proxy statement for, and to be considered at, the 2002 Annual Meeting of Stockholders must be received at the offices of the Company, c/o Secretary, 8000 Maryland Avenue, Suite 920, St. Louis, Missouri 63105 by not later than June 5, 2002. The Company's By-laws also prescribe certain time limitations and procedures regarding prior written notice to the Company by stockholders, which limitations and procedures must be complied with for proposals of stockholders to be included in the Company's proxy statement for, and to be considered at, such Annual Meeting. Any stockholder who wishes to make such a proposal should request a copy of the applicable provisions of the Company's By-laws from the Secretary of the Company.

                                 OTHER MATTERS

    As of the date of this Proxy Statement, the Board of Directors of the Company does not intend to present, nor has it been informed that other persons intend to present, any matters for action at the Special Meeting, other than those specifically referred to herein. If, however, any other matters should properly come before the Special Meeting, it is the intention of the persons named on the Proxy Card to vote the shares represented thereby in accordance with their judgment as to the best interest of the Company on such matters.

                            J. HORD ARMSTRONG, III
                    Chairman of the Board, Chief Executive
                             Officer and Treasurer

                                   EXHIBIT A

      PROPOSED AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION OF
                       D & K HEALTHCARE RESOURCES, INC.

    RESOLVED, that subparagraph (A) of Article FOURTH of the Corporation's Certificate of Incorporation be, and it hereby is, amended in its entirety to read as follows:

        "A. Classes of Stock. This corporation is authorized to issue two classes of stock designated respectively Common Stock ("Common") and Preferred Stock ("Preferred"). The total number of shares of Common that this corporation shall have authority to issue is twenty-five million (25,000,000) with a par value of $.01 per share, and the total number of shares of Preferred that this corporation shall have authority to issue is one million (1,000,000) with no par value."

PROXY                                                                     PROXY

                        D & K HEALTHCARE RESOURCES, INC.

            PROXY FOR SPECIAL MEETING OF STOCKHOLDERS, MARCH 7, 2002 This Proxy is Solicited on Behalf of the Board of Directors

    The undersigned hereby appoints J. HORD ARMSTRONG, III and MARTIN D. WILSON, and each of them, with or without the other, proxies with full power of substitution to vote as designated below, all shares of common stock of D & K Healthcare Resources, Inc. (the "Company") that the undersigned signatory hereof is entitled to vote at the Special Meeting of Stockholders of the Company to be held at 8000 Maryland Avenue, Second Floor, St. Louis, Missouri 63105, on Thursday, March 7, 2002, at 10:00 a.m., and all adjournments thereof, all in accordance with and as more fully described in the Notice and accompanying Proxy Statement for such meeting, receipt of which is hereby acknowledged.

                   PLEASE MARK, SIGN AND DATE THIS PROXY AND
                  RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                  (Continued and to be signed on reverse side)

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

                        D & K HEALTHCARE RESOURCES, INC.
    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. /_/

[                                                                            ]

1. To approve the amendment to the Certificate of       For   Against   Abstain
   Incorporation to increase the number of shares       / /     / /      / /
   of the Company's Common Stock which the Company shall have the authority to issue from 10,000,000 shares to 25,000,000 shares.

2. To transact any and all other business, including    For   Against   Abstain
   adjournment of the meeting, which may properly       / /     / /      / /
   come before the meeting or any adjournment thereof.

This proxy, when properly executed, will be voted in the manner decided herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted "FOR" the approval of the Amendment to the Certificate of Incorporation and "FOR" the grant of discretionary authority.

                      DATED:_________________________________ , 2002

SIGN HERE____________________________________________________________
                (Please sign exactly as name appears hereon)

SIGN HERE____________________________________________________________
   (Executors, administrators, trustees, etc. should so indicate when signing)

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                             FOLD AND DETACH HERE

                            YOUR VOTE IS IMPORTANT!

              PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT
                       PROMPLTY IN THE ENCLOSED ENVELOPE.